United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 12, 2003

(Date of earliest event reported)

Commission File No. 0-20572

PATTERSON DENTAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	41-0886515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (651) 686-1600

This Current Report on Form 8-K/A amends Item 7 of the Registrant’s Current Report on Form 8-K, filed September 15, 2003, to present the following additional audited financial statements for AbilityOne Corporation, a predecessor company to AbilityOne Products Corp.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired

The following audited financial statements are included in this Current Report on Form 8-K/A:

1.	Consolidated Financial Statements of AbilityOne Corporation and Subsidiaries for the period from January 1, 2000 to September 15, 2000.

(c)	Exhibits

2	Agreement and Plan of Merger Among Patterson Dental Company, Retep, Inc., AbilityOne Products Corp. and AbilityOne II, L.L.C., As Representative of the Company Stockholders, dated August 15, 2003*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Ernst & Young LLP

99	Press Release dated September 15, 2003*

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON DENTAL COMPANY

Date November 21, 2003	By	/s/ R. STEPHEN ARMSTRONG

R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer

Consolidated Financial Statements

AbilityOne Corporation and Subsidiaries

Period from January 1, 2000 to September 15, 2000

with Report of Independent Auditors

AbilityOne Corporation and Subsidiaries

Consolidated Financial Statements

Period from January 1, 2000 to September 15, 2000

Report of Independent Auditors

Board of Directors

AbilityOne Corporation and Subsidiaries

We have audited the accompanying consolidated statements of income and cash flows (financial statements) of AbilityOne Corporation and Subsidiaries (Company) for the period from January 1, 2000 to September 15, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of AbilityOne Corporation and Subsidiaries for the period from January 1, 2000 to September 15, 2000, in conformity with accounting principles generally accepted in the United States.

/s/    Ernst & Young LLP

Chicago, Illinois

October 17, 2003

AbilityOne Corporation and Subsidiaries

Consolidated Statement of Income

Period from January 1, 2000 to September 15, 2000

(Dollars in Thousands)

Net sales	$54,188
Cost of sales	33,121

Gross profit	21,067
Operating expenses:
Selling and marketing	8,237
General and administrative	5,785
Transaction-related expenses	2,123

Total operating expenses	16,145

Operating income	4,922
Other income (expense):
Interest expense	(18)
Interest income	120
Other, net	(239)

Total other expense	(137)

Income before income taxes	4,785
Provision for income taxes	1,894

Net income	$2,891

See accompanying notes.

AbilityOne Corporation and Subsidiaries

Consolidated Statement of Cash Flows

Period from January 1, 2000 to September 15, 2000

(Dollars in Thousands)

Operating activities
Net income	$2,891
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,127
Loss on disposal of assets	3
Noncash stock compensation	258
Deferred income taxes	(88)
Changes in operating assets and liabilities:
Accounts receivable	(197)
Inventories	(476)
Prepaid expenses	268
Accounts payable	(345)
Accrued liabilities	(718)

Net cash provided by operating activities	2,723

Investing activities
Purchases of property and equipment	(206)
Proceeds from disposal of property equipment	366

Net cash provided by investing activities	160

Financing activities
Payments on capital lease	(11)
Net cash used in financing activities	(11)
Effect of exchange rates on cash	(16)

Net increase in cash and cash equivalents	2,856
Cash and cash equivalents, beginning of period	309

Cash and cash equivalents, end of period	$3,165

Supplemental disclosures of cash and investing activities
Cash paid during the period for:
Interest	$18
Income taxes	3,650

See accompanying notes.

AbilityOne Corporation and Subsidiaries

Notes to Consolidated Financial Statements

For the period January 1, 2000 to September 15, 2000

(Dollars in Thousands)

1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

AbilityOne Corporation and subsidiaries (collectively, the Company) manufacture and market a broad range of rehabilitation and patient-assist products, orthopedic treatment products, and other therapeutic products and devices. These products are sold primarily in North America to medical professionals, institutions, retail suppliers, and consumers.

Revenue Recognition

Revenue is recognized upon shipment of products to customers. No single customer accounts for more than 10% of consolidated sales.

Principles of Consolidation

AbilityOne Corporation is a majority-owned subsidiary of BISSELL Inc. (Parent). The consolidated financial statements include the accounts of AbilityOne Corporation and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Concentration of Credit Risk

The Company performs ongoing credit evaluations and maintains reserves for potential credit losses.

Foreign Currency Translation

The Company’s Canadian subsidiary uses the Canadian dollar as its functional currency. Accordingly, assets and liabilities are translated into the reporting currency at the year-end exchange rate, while revenues and expenses are translated at weighted-average rates during the year.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which consist of cash, receivables, accounts payable, and long-term debt, approximate their fair values.

AbilityOne Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1.	Description of Business and Summary of Significant Accounting Policies (continued)

Cash Equivalents

All highly liquid debt instruments with a maturity of three months or less, when purchased, are classified as cash equivalents.

Inventories

Inventories are stated at the lower of FIFO (first in, first out) cost or market.

Property and Equipment

Property and equipment are stated at cost. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets. For income tax purposes, accelerated depreciation methods and shorter useful lives are used.

Goodwill

Goodwill resulting from business acquisitions is stated at cost and amortized over a period not to exceed 40 years using the straight-line method.

Income Taxes

The Company utilizes the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company’s federal tax return will be filed as part of its Parent’s consolidated return. For financial reporting purposes, the Company has determined its income tax expense as if it were filing a separate federal tax return.

AbilityOne Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1.	Description of Business and Summary of Significant Accounting Policies
(continued)

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Long-Lived Assets

The Company reviews long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, a current charge to income is recognized.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expense was $1,225 for the period January 1, 2000 to September 15, 2000.

Stock Options

As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS No. 123), the Company accounts for stock options in accordance with Accounting Principles Board Options No. 25, Accounting for Stock Issued to Employees (APB No. 25). The number of shares is fixed and the exercise price of the options granted to employees equals or exceeds the estimated fair value of the underlying stock on the date of grant. As such, no compensation expense has been recognized by the Company for these options.

AbilityOne Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.    Benefit Plans

The Company has a noncontributory, defined-benefit pension plan covering substantially all of its employees. The defined-benefit plan provides benefits based on the participants’ years of service. The Company’s funding policy for the defined-benefit plan is to make annual contributions which equal or exceed regulatory requirements.

Net periodic cost for the pension plan for the period January 1, 2000 to September 15, 2000, amounted to $157.

Benefits paid to participants were $237 during the period January 1, 2000 to September 15, 2000.

The Parent has a defined-contribution 401(k) savings plan for the benefit of substantially all of the Company’s employees. The plan is entirely funded by participant contributions in the form of payroll deductions.

3.    Rent Expense

Rent expense charged to operations, including amounts paid under short-term cancelable leases, was $336 for the period from January 1, 2000 to September 15, 2000.

The Company leases certain real property and equipment under noncancelable operating leases, which expire at various dates through 2006.

Annual minimum rental payments required under operating leases are as follows:

Year ending December 31:
2002	$574
2003	578
2004	560
2005	545
2006	33

$2,290

AbilityOne Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4.    Income Taxes

The provision for income taxes for the period from January 1, 2000 to September 15, 2000, consists of the following:

Current:
Federal	$1,350
State	161
Foreign	425

1,936
Deferred	(42)

$1,894

The difference between the amount of income tax provision recorded and the amount of income tax provision calculated using the U.S. federal statutory rate is primarily due to: (a) state and local income taxes, (b) foreign taxes, and (c) amortization of goodwill.

5.    Subsequent Event

On September 15, 2000, all of the outstanding shares of AbilityOne Corporation were acquired by AbilityOne Products Corp. for $68.7 million. This amount included common and preferred stock of the acquirer valued at $2 million which was issued to former stock option holders. The acceleration of the vesting of the options resulted in expense that is included in transaction related expenses. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the specific assets and liabilities based upon their fair market values. The following summarizes the purchase price allocation and cash paid:

Book value of assets acquired	$23,859
Goodwill and other intangibles	50,267
Liabilities assumed	(5,475)

$68,651

Exhibit Index

Exhibits

2	Agreement and Plan of Merger Among Patterson Dental Company, Retep, Inc., AbilityOne Products Corp. and AbilityOne II, L.L.C., As Representative of the Company Stockholders, dated August 15, 2003*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Ernst & Young LLP

99	Press Release dated September 15, 2003*

*	Previously filed.